                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X]  Definitive Proxy Statement               RULE 14A-6(E)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         FIRST NORTHERN CAPITAL CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                              Filed by Registrant
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                          FIRST NORTHERN CAPITAL CORP.
     201 NORTH MONROE AVENUE P.O. BOX 23100 GREEN BAY, WISCONSIN 54305-3100
                                 (920) 437-7101

                                                                  March 17, 1998

Dear Stockholder:

  You are cordially invited to attend First Northern Capital Corp.'s 1998 Annual Meeting of Stockholders, which will be held at the Holiday Inn City Centre, 200 Main Street, Green Bay, Wisconsin at 10:00 a.m. on Wednesday, April 22, 1998.

  First Northern's Notice of Annual Meeting of Stockholders and Proxy Statement describes the business to be conducted at the Annual Meeting. If you plan to attend the Annual Meeting, please return the enclosed reply form.

  Instead of our traditional annual report to stockholders, we have enclosed a copy of First Northern's Summary Annual Report. A copy of the Annual Report on Form 10-K for the year ended December 31, 1997 is attached to the Proxy Statement. We feel that the new format gives you more information at less cost.

  YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting we urge you to MARK, SIGN, DATE AND RETURN YOUR PROXY FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. This will not prevent you from voting in person at the meeting, but will ensure that your shares will be represented if you are unable to attend.

                                          Sincerely,

                                          First Northern Capital Corp.

                                          /s/ Michael D. Meeuwsen

                                          Michael D. Meeuwsen
                                          President and Chief Executive
                                           Officer

                         FIRST NORTHERN CAPITAL CORP.
                            201 NORTH MONROE AVENUE
                                P.O. BOX 23100
                        GREEN BAY, WISCONSIN 54305-3100
                                (920) 437-7101

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 22, 1998

                               ----------------

To the Stockholders of First Northern Capital Corp.:

  The 1998 Annual Meeting of Stockholders of First Northern Capital Corp. ("First Northern") will be held on Wednesday, April 22, 1998, at 10:00 a.m., Central Time, at the Holiday Inn City Centre, 200 Main Street, Green Bay, Wisconsin (the "Annual Meeting") for the following purposes:

  (1) To elect a class of two directors to serve for terms expiring in 2001;
      and

  (2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on February 27, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.

  Your attention is called to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Marla J. Carr

                                          Marla J. Carr
                                          Vice President and Secretary

Green Bay, Wisconsin
March 17, 1998

                            YOUR VOTE IS IMPORTANT

  YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE INDICATE YOUR VOTING DIRECTIONS, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY, WHICH IS SOLICITED BY THE FIRST NORTHERN BOARD OF DIRECTORS, USING THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF FOR ANY REASON YOU SHOULD DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

                                PROXY STATEMENT

                         FIRST NORTHERN CAPITAL CORP.
                            201 NORTH MONROE AVENUE
                                P.O. BOX 23100
                        GREEN BAY, WISCONSIN 54305-3100
                                (920) 437-7101

                               ----------------

                            SOLICITATION AND VOTING

  This Proxy Statement and accompanying proxy are furnished to the stockholders of First Northern Capital Corp. ("First Northern" or the "Corporation") in connection with the solicitation of proxies by the Board of Directors of First Northern for use at the annual meeting of First Northern stockholders on Wednesday, April 22, 1998 (the "Annual Meeting"), and at any adjournment thereof. The 1997 Annual Report on Form 10-K (the "10-K"), which accompanies this Proxy Statement, contains financial statements and certain other information concerning First Northern. The 10-K and such financial statements are neither a part of this Proxy Statement nor incorporated herein by reference. The proxy material and 10-K are being mailed to stockholders commencing on or about March 17, 1998.

  On December 20, 1995, First Northern Savings Bank, S.A. (the "Savings Bank") reorganized into a unitary savings and loan holding company structure (the "Reorganization"), becoming a wholly-owned subsidiary of First Northern. In the Reorganization, the holders of all the outstanding stock of the Savings Bank acquired the same proportionate ownership interest in First Northern as they had held in the Savings Bank. The consolidated capital, assets, liabilities, income and other financial data of First Northern immediately following the Reorganization were substantially the same as those of the Savings Bank immediately prior to consummation of the Reorganization. All data presented in this Proxy Statement for dates and periods prior to December 20, 1995 relate to the Savings Bank. All references herein to First Northern for any date or period prior to consummation of the Reorganization refer to the Savings Bank.

  The Board of Directors has fixed the close of business on February 27, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only holders of record of Common Stock, $1.00 par value per share (the "Common Stock"), the only class of voting stock of First Northern outstanding, on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. At the Record Date, there were 8,922,023 shares of Common Stock outstanding. All share and per share data in this Proxy Statement have been adjusted to reflect the two-for-one stock split effected August 18, 1997.

  Any stockholder entitled to vote at the Annual Meeting may vote either in person or by properly executed proxy. Shares represented by properly executed proxies received by First Northern will be voted at the Annual Meeting and any adjournment thereof in accordance with the terms of such proxies, unless revoked. If no voting instructions are given on a properly executed proxy, the shares will be voted FOR the election of management's director nominees.

  If a stockholder is a participant in First Northern's Dividend Reinvestment Plan (the "DRIP") or owns shares through investments in the First Northern Common Stock Fund (the "Stock Fund") of the Savings Bank's 401(k) Savings Plan (the "Savings Plan"), the proxy will serve as voting instructions for the participant's shares held in those plans. Shares of plan participants will be voted by the administrator of the DRIP and the trustees of the Savings Plan in accordance with such respective participants' voting instructions. If a participant in the DRIP does not return a proxy, the administrator of the DRIP will not vote such participant's shares held in the DRIP. If a participant in the Stock Fund of the Savings Plan does not return a proxy, the trustees of the Savings Plan will vote such participant's shares held in the Stock Fund in the same proportion that all shares in the Stock Fund are voted.

  A proxy may be revoked by a stockholder at any time prior to the voting thereof by filing a written notice of revocation with the Secretary of First Northern, by delivering a properly executed proxy bearing a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

  A majority of the votes entitled to be cast by the shares entitled to vote, represented in person or by proxy, will constitute a quorum of stockholders at the Annual Meeting. Shares for which authority is withheld to vote for director nominees and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be considered present for purposes of establishing a quorum. A plurality of the votes cast at the Annual Meeting by the holders of shares of Common Stock entitled to vote is required for the election of directors (i.e., the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting). Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. The Inspectors of Election appointed by the Board of Directors will count the votes and ballots at the Annual Meeting.

  Expenses in connection with the solicitation of proxies will be paid by First Northern. Proxies will be solicited principally by mail, but may also be solicited by the directors, officers and other employees of First Northern in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will receive no compensation therefor in addition to their regular compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, dealers, banks, or their nominees, who hold Common Stock on behalf of another will be asked to send proxy material and related documents to the beneficial owners of such stock, and First Northern will reimburse such persons for their reasonable expenses.

  The Board of Directors of First Northern knows of no matters to be acted upon at the Annual Meeting other than as set forth in the Notice of such Annual Meeting as attached to this Proxy Statement. The Bylaws set forth certain requirements that must be followed should a stockholder wish to propose any floor nominations for director or floor proposals at annual or special meetings of stockholders. In the case of annual meetings, the Bylaws state that a notice containing certain specified information must be delivered to the Secretary of First Northern not less than 70 days nor more than 100 days prior to the scheduled date of such meeting. No such notices have been received by First Northern. If any other matters properly come before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the proxy to vote such proxies in accordance with their best judgment on such matters.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The table below sets forth information as of the Record Date regarding beneficial ownership of the Common Stock by each director and nominee for director, by each executive officer named in the Summary Compensation Table below and by all directors and executive officers of First Northern as a group. No person is known by First Northern to be the beneficial owner of more than 5% of its outstanding shares of Common Stock.

                                                  NUMBER OF SHARES AND
                                                  NATURE OF BENEFICIAL PERCENT
      NAME OF BENEFICIAL OWNER                      OWNERSHIP (1)(2)   OF CLASS
      ------------------------                    -------------------- --------
      Richard E. Aicher..........................       88,298(3)        0.98%
      Rick B. Colberg............................      108,284(4)        1.21
      Howard M. Frankenthal......................      279,581(5)        3.12
      Thomas J. Lopina, Sr.......................       54,540(6)        0.61
      Michael D. Meeuwsen........................      206,509(7)        2.29
      Robert J. Mettner..........................       64,796(8)        0.73
      Robert B. Olson............................       76,410(9)        0.86
      Richard C. Smits...........................      125,189(10)       1.40
      J. Gus Swoboda.............................       43,924(11)       0.49
      Steven L. Wilmet...........................       99,529(12)       1.11
      All directors and executive officers as a
       group
       (13 persons)..............................    1,574,988(13)      16.86

--------
(1) Unless otherwise noted, the specified persons have sole voting and dispositive power as to the shares indicated.
(2) Includes unissued shares deemed to be beneficially owned by the named persons pursuant to unexercised stock options which may be exercised within 60 days of the Record Date. Each person holds the following number of option shares which are deemed to be beneficially owned: Mr. Aicher-- 42,145; Mr. Colberg--52,169; Mr. Frankenthal--29,124; Mr. Lopina--21,600;
    Mr. Meeuwsen--109,427; Mr. Mettner--7,200; Mr. Olson--1,200; Mr. Smits--0;
    Mr. Swoboda--25,200; and Mr. Wilmet--23,483. All directors and executive officers as a group hold options for 421,551 shares deemed to be beneficially owned.
(3) Includes 33,040 shares as to which voting and investment power is shared.
(4) Includes 39,622 shares as to which voting and investment power is shared.
(5) Includes 56,600 shares held by Frankenthal International, Ltd. Pension and Profit Sharing Trust, under which Mr. Frankenthal serves as trustee. Includes 6,000 shares held by Mr. Frankenthal's wife, as to which he disclaims beneficial ownership.
(6) Includes 5,200 shares held by Mr. Lopina's wife as custodian for a son and 6,400 shares held by Mr. Lopina's wife directly, all as to which voting and investment power is shared.
(7) Includes 61,354 shares as to which voting and investment power is shared, and 35,644 shares held in Mr. Meeuwsen's 401(k) Plan account, as to which investment power is shared.
(8) Includes 50,704 shares as to which voting and investment power is shared.
(9) Includes 75,210 shares as to which voting and investment power is shared.
(10) Includes 4,524 shares held by Mr. Smits' wife, as to which voting and investment power is shared, and 92,673 additional shares as to which Mr. Smits shares voting and investment power.
(11) Includes 17,324 shares held by Mr. Swoboda's wife, as to which voting and investment power is shared, and 1,400 additional shares as to which Mr. Swoboda shares voting and investment power.
(12) Includes 43,930 shares as to which voting and investment power is shared.
(13) Includes 444,441 shares as to which voting and investment power is shared and 279,271 shares held by the Savings Plan wherein the voting of such shares and their disposition in a tender offer is directed by the participants but the trustees (who are Mr. Meeuwsen, Mr. Colberg and one other executive officer of First Northern) have the power of disposition in all other circumstances.

  The above beneficial ownership information is based on data furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), as required for purposes of this Proxy Statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.

                             ELECTION OF DIRECTORS

  The Bylaws provide that the number of directors of First Northern shall be determined by the Board of Directors and that the directors shall be divided into three classes as nearly equal in number as possible. Currently, the number of directors is fixed at seven, divided into two classes of two directors and one class of three directors. At each annual meeting the term of office of one class of directors expires and a class of directors is elected to serve for a term of three years or until their successors are elected and qualify.

  Messrs. Michael D. Meeuwsen and J. Gus Swoboda, the directors whose present terms expire at the Annual Meeting, are being nominated for re-election as directors for terms expiring in 2001. Shares represented by proxies received from stockholders will be voted for the election of Messrs. Meeuwsen and Swoboda unless otherwise specified by such stockholders.

  Information regarding the nominees and the directors whose terms continue is set forth in the following table. If any of the nominees should decline or be unable to act as a director, an eventuality which is not foreseen, proxies may be voted with discretionary authority for a substitute nominee or nominees designated by the Board of Directors.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED BELOW.

                                    PRINCIPAL OCCUPATION
                                        AND BUSINESS                  DIRECTOR
      NAME AND AGE                     EXPERIENCE (1)                 SINCE (2)
      ------------                  --------------------              ---------

                      Nominees for Terms Expiring in 2001

 Michael D. Meeuwsen... President and Chief Executive Officer of        1988
  44                    First Northern and the Savings Bank.
 J. Gus Swoboda........ Retired; prior to July, 1997, Senior Vice       1987
  62 (5)(6)             President, Human and Corporate Development,
                        Wisconsin Public Service Corporation, Green
                        Bay, Wisconsin--an electric and gas utility
                        company.

                 Continuing Directors--Terms Expiring in 2000

 Thomas J. Lopina, Sr.. Associate, Spectrum Solutions, Inc.,            1979
  60 (5)(6)             Oshkosh, Wisconsin--a small business
                        consulting firm. Prior to October, 1997,
                        President, Chief Executive Officer and
                        Director of Ingersoll Equipment Co., Inc.,
                        Winneconne, Wisconsin--a manufacturer of
                        outdoor power equipment.
 Robert B. Olson....... Vice President of Manufacturing Operations,     1997
  60 (3)(6)             Little Rapids Corporation, Green Bay,
                        Wisconsin--a specialty paper producer.
                        Director of Prime Federal Bank, FSB ("Prime
                        Federal"), which was merged into the
                        Savings Bank in 1994, from 1982 to 1994.

                 Continuing Directors--Terms Expiring in 1999

 Howard M. Frankenthal. President and Director, Frankenthal             1988
  44 (3)(5)             International, Ltd., Mequon, Wisconsin--a
                        meat wholesaler.
 Robert J. Mettner..... Retired; formerly Chairman of the Board of      1994(4)
  68 (3)                Prime Federal from 1992 to 1994.
 Richard C. Smits...... Retired; formerly Executive Vice President      1994(4)
  59                    and Chief Operating Officer of First
                        Northern and the Savings Bank from 1994 to
                        1997. From 1992 to 1994, President and
                        Chief Executive Officer of Prime Federal.

--------
(1) Unless otherwise noted, all directors have been employed in their respective principal occupations listed above for at least the past five years. Messrs. Meeuwsen and Smits were elected executive officers of First Northern upon its formation in August 1995.
(2) Indicates date when director was first elected to the Board of the Savings Bank. The directors of First Northern also comprise the Board of Directors of the Savings Bank.
(3) Member of the Audit Committee, of which Mr. Mettner is Chairman. The Audit Committee held four meetings in 1997. The Audit Committee's functions include meeting with First Northern's independent auditors and making recommendations to the Board of Directors regarding the engagement or retention of independent public accountants, adequacy of internal controls, adoption of accounting methods and procedures, public disclosures required for compliance with securities laws and other matters relating to First Northern's financial accounting and reporting. Both the internal auditor and independent auditors meet periodically with the Audit Committee and have access to the Audit Committee.
(4) Prior to joining First Northern's Board, Messrs. Mettner and Smits had been directors of Prime Federal since 1976 and 1986, respectively.
(5) Member of the Executive Committee, of which Mr. Swoboda, who is Chairman of the Board of First Northern, is Chairman. The Executive Committee held nine meetings in 1997. The Executive Committee is authorized to exercise the power of the Board of Directors in the management of the business and affairs of First Northern when the Board is not in session, except for those powers which are non-delegable by law or have been delegated to other committees. In addition, any Board member can be an alternate member of the Executive Committee to establish a quorum.
(6) Member of the Compensation Committee, of which Mr. Lopina is Chairman. The Compensation Committee held four meetings in 1997. The Compensation Committee establishes and reviews: compensation policy; salaries, bonuses and benefits for all employees, including determinations with respect to stock options; and personnel policies and procedures.

  The Nominating Committee is comprised of the entire Board of Directors. The Nominating Committee held one meeting in 1997. The Nominating Committee's sole function is to propose nominees for the position of director. In carrying out its responsibilities, the Nominating Committee will consider candidates suggested by other directors, employees and stockholders. Suggestions for candidates, accompanied by biographical material, may be sent to the Secretary of First Northern at its corporate offices.

  The Board of Directors held thirteen meetings in 1997. During the period in the last fiscal year in which they served, all members of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which they served.

                             DIRECTOR COMPENSATION

MEETING FEES

  In 1997, the directors received $1,200 for each regular or special meeting of First Northern or the Savings Bank attended. Directors who are not officers of First Northern or the Savings Bank were also paid $75 per hour for each committee meeting attended. Only one fee is paid to each director for meetings held by both the First Northern and Savings Bank Boards or committees on the same day. Effective in 1998, the per hour compensation for committee meetings was increased to $125 per hour.

DIRECTOR STOCK OPTIONS

  The First Northern 1994 Directors' Stock Option Plan (the "1994 Directors' Plan") was adopted by stockholders on April 27, 1994 to strengthen First Northern's ability to attract and retain directors and encourage directors to maintain a personal interest in First Northern's continued success and progress. The 1994 Directors' Plan has 140,000 shares of Common Stock reserved for issuance. All directors of First Northern participate in the 1994 Directors' Plan, except those eligible to participate in the stock option plans applicable to executive officers. The 1994 Directors' Plan has a term of five years and one month.

  The 1994 Directors' Plan provides for the granting of non-qualified stock options. The 1994 Directors' Plan is administered by the Board of Directors, although the Board has no discretion as to the amount and timing of options to be granted, which are fixed by the terms of the 1994 Directors' Plan. On the first business day of each February during the term of the 1994 Directors' Plan, each eligible director receives an option to purchase 3,600 shares of Common Stock. The exercise price is equal to 100% of the fair market value of the shares on the date of grant. Options granted on February 1, 1995 and 1996, February 3, 1997 and February 2, 1998 were at exercise prices of $6.38, $7.88, $8.25 and $12.75 per share, respectively.

  The 1994 Directors' Plan provides that options granted thereunder will become exercisable in one-third increments in each year, beginning one year after the date of grant. In the event of a change in control of First Northern, all options then outstanding under the 1994 Directors' Plan will be immediately exercisable in full. All options expire ten years after the date of grant.

  At the Record Date, options for a total of 14,400 shares had been exercised, options for 68,400 shares were outstanding and 57,200 shares were available for future grants under the 1994 Directors' Plan.

DEFERRED RETIREMENT PLAN FOR DIRECTORS

  In 1991, the Savings Bank adopted a Non-Qualified Deferred Retirement Plan for Directors (the "Directors' Deferred Retirement Plan"). Eligible directors under the Directors' Deferred Retirement Plan include persons serving as members of the Savings Bank Board and any director of an advisory board established by the Savings Bank if such person was a director of a predecessor institution and is designated by the Savings Bank as an eligible participant. Eligible directors who either terminate Board service for any reason after both attaining 62 years of age and completing at least nine full years of service on the Savings Bank Board or any such predecessor Board, or who terminate service before attaining age 62, but whose age plus full years of service on such Boards equals or exceeds 75, will be entitled to a monthly retirement benefit of $1,000. The benefit will commence on the first day of the month following the later of (i) the date the eligible director attains age 62, (ii) the date such director terminates service on the Savings Bank Board, or (iii) the date the director terminates employment with the Savings Bank and its affiliates, and shall continue for 180 months or until the director's death, if earlier. If the eligible director dies after benefits have commenced, but prior to the receipt of 36 monthly payments, the benefit will continue to the director's beneficiary for the duration of the 36 month period.

  Under the Directors' Deferred Retirement Plan, any eligible director terminated for cause forfeits the right to receive any retirement benefit. Furthermore, directors who accept employment with another financial institution or holding company thereof will not be entitled to any retirement benefits otherwise payable under the Directors' Deferred Retirement Plan. The directors of the Savings Bank may amend or terminate the Directors' Deferred Retirement Plan at any time, provided that no amendment or termination may impair the rights of any individuals receiving benefits under the Directors' Deferred Retirement Plan on the date of such amendment or termination.

                            EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Philosophy and Objectives. First Northern's strategic compensation policies are determined by the Compensation Committee of the Board of Directors and are structured to attract, motivate and retain high caliber executives to ensure the future growth and profitability of the Corporation. The Compensation Committee was comprised of three outside directors during 1997. The Compensation Committee determines the components of total compensation for all personnel, establishes specific compensation levels for the executive officers and administers First Northern's bonus and executive stock plans.

  The Compensation Committee's executive compensation objectives and practices generally reflect First Northern's efforts to retain and motivate executive officers by providing a total compensation package which is competitive in the financial services industry and is based on corporate and individual performance. The Compensation Committee believes that compensation for First Northern executive officers should exhibit a pay-for-performance orientation. Compensation for First Northern's executive officers currently consists of three components--base salary, bonus and stock options. The existing compensation structure has been designed to emphasize variable compensation through the use of incentive plans in order to encourage long-term growth in stockholder value and discourage unreasonable risk-taking to achieve short-term profits.

  It is part of First Northern's corporate mission to attract and retain a management and employee team with abilities recognized in the industry for a high degree of professionalism while providing a fair return to stockholders by maximizing profitability. Individual executive compensation is reviewed on an annual basis with emphasis placed on recognizing and rewarding executives based on performance, as measured by corporate and individual attainment of pre-set goals. Historically, the success of First Northern's compensation practices has been evidenced by lower-than-industry-average turnover, better-than-industry-average net income and return on assets, and a net worth position far exceeding all regulatory requirements.

  Base Salary. First Northern's policy is to establish a base salary range for each executive officer position. Base salary range midpoints are established consistent with median base salaries paid to individuals who hold comparable positions at other financial and non-financial institutions as well as through an internal evaluation of the responsibilities of each position. Base salary may be adjusted from the median based on the degree of accomplishment of certain predetermined projects related to each executive's area of responsibility. The Compensation Committee utilizes comparative salary survey data from various local, state and national consulting firms, as well as from independent compensation consultants and other industry sources. In comparing other financial institutions, consideration is given to institution size, geographic location, organizational structure and financial performance. In addition, First Northern considers economic conditions and business climate in its primary market area so that it may successfully compete for a competent work force. Although a great deal of objective performance criteria is reviewed, the Compensation Committee does exercise a certain amount of subjective evaluation in making executive compensation decisions.

  Annual Incentive Compensation. In addition to base salary, First Northern provides an incentive bonus program through the Savings Bank's Management Incentive Plan ("MIP"). The MIP is designed to reward the efforts of senior and middle level management if certain levels of corporate and individual performance are attained. Compensation under the MIP is based on actual fiscal year operating results measured against predetermined financial performance goals established for First Northern and individual performance goals established for each participant. Generally, executive officer bonuses under the MIP are weighted 75% corporate performance and 25% individual performance. In recognition of their having primary responsibility for the financial success of First Northern, the Chief Executive Officer's and the Chief Operating Officer's bonuses were based solely on corporate performance. Awards for corporate performance are made only if First Northern attains a specified threshold profit. The extent of any bonus award is based upon salary level and by the degree to which corporate and individual performance goals are attained. Participants in the MIP, the formula for payment of bonuses thereunder, and the corporate financial performance goals are designated annually by the Compensation Committee. For 1997, First Northern's targeted financial performance goal was based on its return on average assets ratio. Individual awards for each covered employee could range from 3.5% to 50% of base salary. Since First Northern's return on average assets ratio for 1997 exceeded the financial performance target, the actual range of bonuses paid for 1997 was 8.6% to 28.5% of covered employees' salaries.

  Long-Term Incentive Compensation. Based primarily on the executive's ability to influence First Northern's long-term growth and profitability, stock options are granted annually to executive officers as a long-term incentive benefit. In granting stock options, the Compensation Committee is guided by a formula that estimates the five year compounded increase in the market price of First Northern Common Stock. The dollar value the executive would receive under his or her assigned tier in the MIP (assuming attainment of 100% of target) is divided by the five year compounded increase in the market price of First Northern Common Stock to arrive at an approximate number of shares to be granted. The actual number of shares granted is adjusted based on a number of internal and external factors relating to corporate performance. All options are granted at the closing market price on the day of grant and vest over a three year period. Since the value of an option bears a direct relationship to First Northern's performance as measured by stock price, the Compensation Committee believes that stock options are an effective incentive for executive officers to create value for stockholders. The Compensation Committee views stock options as an important component of its long-term performance based compensation strategy.

  Chief Executive Officer Compensation. The factors that are used to determine the Chief Executive Officer's annual base salary and incentive compensation are the same as those described above for all executive officers. In fiscal 1997, Mr. Meeuwsen had a base salary of $158,000, which the Compensation Committee determined to be appropriate based upon industry pay practices for chief executive officers. The bonus earned by Mr. Meeuwsen in fiscal 1997 under the MIP was 28.5% of his base salary, determined in the manner described above. Mr. Meeuwsen was also granted a stock option during the last fiscal year for 20,000 shares, in accordance with the formula described above.

Thomas J. Lopina,               Robert B. Olson                  J. Gus Swoboda
       Sr.
   Chairperson
Compensation Committee

SUMMARY COMPENSATION TABLE

  The following table sets forth information concerning the total compensation of the Chief Executive Officer and the other four most highly compensated executive officers for services in all capacities to First Northern and its subsidiaries for the last three fiscal years. All such compensation was paid by the Savings Bank.

                                                        LONG-TERM
                               ANNUAL COMPENSATION(1)  COMPENSATION
                              ------------------------ ------------
                                                          AWARDS
                                                       ------------
                                                        SECURITIES
                                                        UNDERLYING   ALL OTHER
   NAME AND PRINCIPAL                                  OPTIONS/SARS COMPENSATION
        POSITION         YEAR SALARY($)(2) BONUS($)(3)    (#)(4)       ($)(5)
   ------------------    ---- ------------ ----------- ------------ ------------
Michael D. Meeuwsen..... 1997   $172,400     $45,000      20,000      $15,944
 President and CEO of    1996   $166,400     $40,000      15,000      $14,784
  First Northern         1995   $157,175     $30,000      17,000      $12,400
 and the Savings Bank
Richard C. Smits(6)..... 1997   $104,100     $25,365      15,000      $ 2,720
 Executive Vice          1996   $148,100     $35,000      11,000      $13,434
  President and COO      1995   $139,725     $26,500      15,000      $11,360
 of First Northern and
  the Savings Bank
Steven L. Wilmet........ 1997   $ 80,975     $22,000      10,000      $ 8,008
 Senior Vice President-- 1996   $ 77,700     $16,000       6,000      $ 7,120
  Operations             1995   $ 74,525     $12,000       7,000      $ 6,160
 and Branch Development
  of the Savings Bank
Richard E. Aicher....... 1997   $ 79,600     $21,800      10,000      $ 7,768
 Senior Vice President-- 1996   $ 76,000     $16,000       6,000      $ 6,880
  Lending of the         1995   $ 72,500     $12,000       7,000      $ 5,847
 Savings Bank
Rick B. Colberg......... 1997   $ 79,175     $21,800      10,000      $ 7,864
 Senior Vice President,  1996   $ 75,700     $16,000       6,000      $ 7,000
  CFO and                1995   $ 71,900     $12,500       7,000      $ 5,985
 Treasurer of the
  Savings Bank;
 Vice President, CFO and
  Treasurer of
 First Northern

--------
(1) While each of the named individuals received perquisites or other personal benefits in the years shown, the value of these benefits is not indicated, in accordance with Securities and Exchange Commission ("SEC") regulations, since they did not exceed, in the aggregate, the lesser of $50,000 or 10% of the individual's salary and bonus in any year.
(2) Includes any First Northern and/or subsidiaries Board of Directors' fees paid to the individual while serving as an executive officer.
(3) Annual bonus amounts are earned and accrued during the years indicated and paid at the beginning of the next calendar year.
(4) Consists of stock option grants. No stock appreciation rights ("SARs") were awarded during any of the fiscal years indicated.
(5) The dollar amounts reflect First Northern's contributions to the Savings
    Plan.
(6) Mr. Smits retired October 31, 1997 as Executive Vice President and Chief Operating Officer of First Northern and the Savings Bank. Mr. Smits remains a director of the Savings Bank and First Northern.

EMPLOYMENT AND RETIREMENT ARRANGEMENTS

  Employment Agreements. The Savings Bank has employment agreements with the executive officers named in the Summary Compensation Table, except for Mr. Smits who retired in 1997 and had such an employment agreement prior to his retirement. Messrs. Meeuwsen's, Aicher's and Colberg's agreements were entered into in 1990; Mr. Wilmet's agreement was entered into in 1994. The initial terms of the employment agreements are five years for Mr. Meeuwsen and three years for the other executives. Messrs. Meeuwsen's, Aicher's and Colberg's employment agreements are automatically extended for an additional year on the annual anniversary date unless contrary written notice is given by either the Savings Bank or the executive. Mr. Wilmet's employment agreement can be extended for an additional year on each annual anniversary date upon agreement of the executive and affirmative action taken by the Savings Bank's Board of Directors. Each agreement has been renewed on every such anniversary date.

  Under the employment agreements, each executive officer is entitled to a base salary which is reviewed annually based upon individual performance and the financial results of the Savings Bank. The employment agreements also provide that the executive officers shall be eligible for incentive compensation pursuant to the MIP and be entitled to reimbursement of business expenses and other benefits and perquisites, in accordance with the Savings Bank's policies.

  The employment agreements can be terminated at the election of the executive officer or the Savings Bank at the expiration of the term, at any time for cause, upon the occurrence of certain events specified by federal statute or regulation, or as a result of the executive officer's retirement, disability or death. Each employment agreement can also be voluntarily terminated without cause by the executive officer or the Savings Bank during the term of the agreement. Each executive officer may also terminate his employment agreement under certain circumstances following a change in control.

  Upon termination of the executives' employment at their election at the expiration of the terms of the employment agreements, such executive officers are entitled to receive unpaid base salary and incentive compensation for the period of employment and compensation for accrued but unused vacation time. Upon termination of employment at the election of the Savings Bank at the expiration of the terms of their respective agreements, the executives are entitled to receive the same compensation as if they had voluntarily terminated at the end of the term as well as an amount equal to 100% of their annual base salary at the date of termination and certain benefits for a period of twelve months thereafter.

  Upon each executive officer's death or retirement, he or his personal representative, as the case may be, shall receive his earned but unpaid base salary and incentive compensation prorated to the end of the calendar month in which such termination occurs and compensation for accrued but unused vacation time. Each executive's employment agreement defines retirement to mean retirement in accordance with and pursuant to any retirement plan of the Savings Bank generally applicable to its executive officers or in accordance with any arrangements established with the executive's consent. Mr. Smits' employment agreement defined retirement to mean the point in time after he reached 55 years of age at which he gave notice to the Savings Bank that he was retiring.

  If the executive officer terminates employment voluntarily during a term or he is terminated by the Savings Bank for cause, as defined in the employment agreements, the executive officer shall not be entitled to any compensation or benefits for any period after the date of termination. If during the term of any employment agreement, the Savings Bank terminates the executive officer without cause or the employment agreement is terminated by the executive officer for cause, the executive would be entitled to receive 100% of base salary at the time of termination until a date twelve months after the expiration of the then current term of employment, provided that such compensation may not exceed an amount equal to 60 months for Mr. Meeuwsen and 36 months for the other executives of such base salary, respectively, along with unpaid base salary and incentive compensation and accrued but unused vacation time. Each executive officer would also continue to receive certain insurance and other benefits until twelve months after the end of the term of employment. The Savings Bank must also pay to each executive officer an additional lump sum cash payment if it terminates the executive officer without cause in an amount equal to the product of the Savings Bank's annual aggregate contributions for the benefit of the executive officer to all qualified retirement plans in the year preceding termination and the number of years in the initial term of their respective employment agreements.

  Under each employment agreement, the executive officer may also terminate employment following a change in control of the Savings Bank or First Northern under certain circumstances, including a reduction in compensation and benefits or responsibilities and duties. A change in control is defined to include, among other things, a change in the majority of directors of the Savings Bank or First Northern, an acquisition of a certain percentage of stock of the Savings Bank or First Northern or a successor in interest to the Savings Bank or First Northern. Upon any such termination as a result of a change in control, each executive officer has a right under their respective employment agreements to receive payments and benefits as if a termination by the Savings Bank without cause had occurred.

  The employment agreements provide that under no circumstances may the aggregate amount of all severance payments and termination benefits, computed on a present value basis, exceed an amount which would cause the payments to be characterized as parachute payments within the meaning of Section 280G(b)(2) of the Internal Revenue Code. That section generally defines parachute payments to include any severance payments and termination benefits which, on a present value basis, equal or exceed three times the executive officer's average annual total compensation over a five year period immediately preceding the change in control transaction.

  Supplemental Retirement Agreements. In 1994, the Savings Bank entered into supplemental retirement agreements with Mr. Meeuwsen and certain of its other executive officers, including all of the executive officers named in the Summary Compensation Table except Mr. Wilmet and Mr. Smits. In 1995, the Savings Bank entered into a supplemental retirement agreement with Mr. Smits. Under these agreements, a supplemental retirement benefit will vest if the executive continues to be employed by the Savings Bank until the earlier of
(i) such time as the sum of his age and years of service total 80; (ii) a change in control of the Savings Bank or First Northern (substantially as defined in the employment agreements); (iii) his death; or (iv) his total and permanent disability. No benefit is payable under the supplemental retirement agreements if such executive officers were to terminate their employment with the Savings Bank prior to the occurrence of any of the foregoing. When Messrs. Meeuwsen's, Aicher's and Colberg's supplemental retirement benefits vest, they or their beneficiary will receive a total of 180 monthly payments of $7,472, $3,965 and $2,646 per month, respectively, commencing on the first day of the month following the earlier of their respective attainment of age 65 or their death. Mr. Smits' supplemental retirement benefit is vested and he or his beneficiary will receive $866 per month commencing on the first day of the month following the earlier of his attainment of age 65 or his death. If the supplemental retirement benefits commence prior to the executive's attainment of age 65 because of his death, or if the executive officer requests acceleration of his benefit payments (and the Compensation Committee consents to such acceleration), the amount of the monthly payment will be reduced to reflect a 6% discount rate compounded monthly. These supplemental retirement agreement are subject to the same parachute payment limitations that govern the employment agreements.

  Salary Continuation Agreements. On April 28, 1994, the Savings Bank entered into a salary continuation agreement with Mr. Smits in order to make Mr. Smits whole for certain Prime Federal benefits foregone as a result of the merger of Prime Federal into the Savings Bank. The salary continuation agreement provided for the vesting of benefits over a three year period, which Mr. Smits attained. Accordingly, Mr. Smits or his designated beneficiary, as the case may be, will receive $26,400 per year for a period of ten years following his retirement in 1997 pursuant to this agreement.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The table below sets forth information regarding stock option grants during the last fiscal year to the executive officers named in the Summary Compensation Table.

                            INDIVIDUAL GRANTS(1)(2)
                         -----------------------------
                                                                                   POTENTIAL
                                                                                  REALIZABLE
                                                                               VALUE AT ASSUMED
                                                                                ANNUAL RATES OF
                                                                                  STOCK PRICE
                          NUMBER OF   PERCENT OF TOTAL                           APPRECIATION
                          SECURITIES    OPTIONS/SARS                              FOR OPTION
                          UNDERLYING     GRANTED TO    EXERCISE OR                  TERM(3)
                         OPTIONS/SARS   EMPLOYEES IN       BASE     EXPIRATION -----------------
       NAME               GRANTED(#)    FISCAL YEAR    PRICE ($/SH)    DATE     5%($)    10%($)
       ----              ------------ ---------------- ------------ ---------- -------- --------
Michael D. Meeuwsen.....    20,000          21.1%         $8.38     1/17/2007  $105,420 $267,154
Richard C. Smits........    15,000          15.8%         $8.38     1/17/2007  $ 79,065 $200,366
Steven L. Wilmet........    10,000          10.5%         $8.38     1/17/2007  $ 52,710 $133,577
Richard E. Aicher.......    10,000          10.5%         $8.38     1/17/2007  $ 52,710 $133,577
Rick B. Colberg.........    10,000          10.5%         $8.38     1/17/2007  $ 52,710 $133,577

--------
(1) No SARs were granted during fiscal 1997.
(2) The stock option/SAR plans are administered by the Compensation Committee of the Board of Directors which designates the persons to be granted options/SARs, the type of option and the date of grant. The Compensation Committee also determines the number of shares subject to such options, the option price and the time or times at which each option will first become exercisable in whole or in part. The table reflects grants of stock options on January 17, 1997 pursuant to the 1994 Executive Stock Plan. The per share option exercise prices are 100% of the fair market value of First Northern Common Stock on the date of grant and the term of each option is ten years. Options granted become exercisable in one-third increments in each year, beginning one year after the date of grant. Upon the death, disability or retirement of the grantee or a change in control of First Northern, these options will become immediately exercisable.
(3) The dollar amounts in these columns are the result of calculations at the 5% and 10% stock appreciation rates set by the SEC and therefore do not forecast possible future appreciation, if any, of First Northern's Common Stock price.

OPTION EXERCISES AND YEAR-END VALUES

  The table below sets forth information concerning stock option exercises during the last fiscal year and the number and value of options outstanding at the end of the last fiscal year for the executive officers named in the Summary Compensation Table.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FISCAL YEAR-END OPTION/SAR VALUES(1)
-------------------------------------------------------------------------------------------
                                                     NUMBER OF
                                                    SECURITIES        VALUE OF
                                                    UNDERLYING       UNEXERCISED
                                                    UNEXERCISED     IN-THE-MONEY
                                                  OPTIONS/SARS AT   OPTIONS/SARS
                                                   FISCAL YEAR-    AT FISCAL YEAR-
                           SHARES                     END (#)        END ($)(2)
                         ACQUIRED ON              --------------- -----------------
                          EXERCISE      VALUE      EXERCISABLE/     EXERCISABLE/
       NAME                  (#)     REALIZED ($)  UNEXERCISABLE    UNEXERCISABLE
       ----              ----------- ------------ --------------- -----------------
Michael D. Meeuwsen.....    9,156      $ 43,218    97,093/35,667  $879,718/$216,783
Richard C. Smits........   15,930      $139,678    41,000/     0  $265,920/$      0
Steven L. Wilmet........    4,600      $ 30,958    20,417/16,333  $215,965/$ 98,457
Richard E. Aicher.......   10,452      $ 51,220    37,491/16,333  $330,563/$ 98,457
Rick B. Colberg.........    5,906      $ 45,300    47,729/16,333  $438,542/$ 98,457

--------
(1) No SARs are outstanding.
(2) Based on the $14.00 market price of First Northern Common Stock on The Nasdaq Stock Market, Inc.'s ("NASDAQ") National Market at the end of the fiscal year.

                               PERFORMANCE GRAPH

  Set forth below is a line graph comparing the cumulative total stockholder return on First Northern Common Stock, based on the market price of the Common Stock and assuming reinvestment of cash dividends, with the cumulative total return of U.S. companies on the NASDAQ System Stock Market Index and the NASDAQ System Bank Stocks Index. The graph assumes $100 was invested on December 31, 1992 in First Northern Common Stock, the NASDAQ Stock Market (U.S. Companies) Index and the NASDAQ Bank Stocks Index.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                        [PERFORMANCE GRAPH APPEARS HERE]

    STOCK/INDEX           12/31/92 12/31/93 12/31/94 12/31/95 12/31/96 12/31/97
    -----------           -------- -------- -------- -------- -------- --------
First Northern Common
 Stock................... $100.00  $120.90  $ 95.20  $139.00  $142.00  $251.90
NASDAQ Stock Market...... $100.00  $114.80  $112.20  $158.70  $195.20  $239.50
NASDAQ Bank Stocks....... $100.00  $114.00  $113.60  $169.20  $223.40  $377.40

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Thomas J. Lopina, Sr. and Mr. Robert B. Olson, members of the Compensation Committee, have outstanding loans from the Savings Bank in an aggregate amount exceeding $60,000. As of January 1, 1997, Mr. Lopina's outstanding loans were converted to the Savings Bank's pre-FIRREA policy. (See "Certain Transactions With First Northern.") Mr. Lopina's loans included: a mortgage loan originated June 23, 1993 in the amount of $110,000, with a balance of $101,671 at December 31, 1997, a current interest rate of 5.00% (4.75% during 1997) and a note rate of 6.25%; and an auto loan originated January 26, 1996 in the amount of $23,500, with a balance at December 31, 1997 of $-0-, which had an actual interest rate of 5.75% and a note rate of 9.00%. Mr. Olson's loans included: a mortgage loan originated February 28, 1990 in the amount of $100,000, with a balance of $22,933 at December 31, 1997, a current interest rate of 7.25% and a note rate of 9.75%; and a mortgage loan originated July 31, 1997, in an amount of $160,000, with a balance of $159,126 at December 31, 1997 with a current and note rate of 7.375%. Such loans were made in the ordinary course of business and do not involve more than the normal risk of collectibility or present other unfavorable features. For a description of First Northern's policies with respect to loans to officers, directors and employees, see "Certain Transactions with First Northern."

                   CERTAIN TRANSACTIONS WITH FIRST NORTHERN

  Through the Savings Bank, First Northern makes home mortgage and consumer loans to its and its subsidiaries' officers, directors and employees in the ordinary course of its business. Prior to the August 9, 1989 passage of the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA"), adjustable interest rate mortgage loans were originated at current market rates but modified to a rate rounded up to the nearest 0.25% above the Savings Bank's cost of money and the borrowers were not charged loan origination fees (other than reimbursement of out-of-pocket costs). Under such loans, if the employment of the borrower terminates, and the then-current employee interest rate is below the note rate, the interest rate reverts to the rate provided for in the mortgage note. Upon the passage of FIRREA, any executive officer or director obtaining a loan from the Savings Bank was required to pay the current market rate and associated originating fees. Other officers and employees were not subject to FIRREA's restrictions. Effective November 8, 1996, regulations affecting loans to directors and executive officers were changed to allow such loans on the same terms and conditions offered to other employees as part of a benefit and compensation package. Accordingly, on January 1, 1997, the Savings Bank reinstated its pre-FIRREA policy for all employees and directors. Under its present policy, all directors, officers and employees receive the above-described modified loan rates and are not charged loan origination fees (other than reimbursement of out-of-pocket costs). Management believes that the loans made to directors, officers and employees do not involve more than the normal risk of collectibility or present other unfavorable features.

  The following table sets forth certain data relating to existing loans to other directors and executive officers of First Northern where the aggregate amount of such loans exceeded $60,000 at any time since January 1, 1997 and the interest rate was below that offered to all other customers for comparable transactions. (See "Compensation Committee Interlocks and Insider Participation" with respect to loans to Mr. Lopina and Mr. Olson).

                                           ORIGINAL           INTEREST
                                            AMOUNT  BALANCE  RATE DURING
                                  DATE OF     OF     AS OF   LAST FISCAL  NOTE
   NAME AND POSITION       TYPE     LOAN   LOAN(1)  12/31/97    YEAR      RATE
   -----------------     -------- -------- -------- -------- -----------  -----
Richard E. Aicher....... Mortgage 03/31/88 $115,000 $ 84,291    4.75%(2)   8.75%
 Senior Vice President--
 Lending, Savings Bank
Marla J. Carr........... Mortgage 05/31/89  131,800   84,170    4.75(2)    9.75
 Senior Vice President--
 Human Resources and
 Secretary, First
 Northern and
 Savings Bank
Rick B. Colberg......... Mortgage 08/15/80   72,000   13,108    4.75(2)   11.25
 Senior Vice President,  Second
 CFO and                 Mortgage 11/06/96   87,400   83,866    8.50       8.50
 Treasurer of Savings
 Bank; Vice President,
 CFO and Treasurer of
 First Northern
Michael D. Meeuwsen..... Mortgage 02/24/97  156,000  145,823    4.75(2)    7.25
 President and CEO of    Second
 First Northern and      Mortgage 07/11/91  100,000   32,599    7.95       7.95
 Savings Bank
John E. Steinbrecker.... Mortgage 03/27/86   90,400   61,598    4.75(2)   10.00
 Senior Vice President--
 Retail Deposits and
 Brokerage Services,
 Savings Bank
Steven L. Wilmet........ Mortgage 06/17/97  130,000  129,156    4.75(2)    7.25
 Senior Vice President-- Second
 Operations and          Mortgage 06/17/97   18,000    8,114    7.95         (3)
 Branch Development of
 Savings Bank
Howard M. Frankenthal... Mortgage 03/18/88  300,000  206,808    4.75(2)    7.75
 Director

--------
(1) The largest unpaid balance during 1997 was less than the original amount of the respective loan.
(2) On January 1, 1998, in accordance with First Northern's mortgage loan policy for directors, officers and employees, the interest rate on mortgage loans for officers and directors is 5.00%.
(3) The note interest rate is prime rate plus 2.00%; however, an introductory offering interest rate of 7.95% is extended to all customers for one year after the date of the loan.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under the federal securities laws, First Northern's directors, its executive officers and any person holding more than 10% of the Common Stock are required to report their initial ownership of the Common Stock and any subsequent change in that ownership to the SEC. Specific due dates for these reports have been established and First Northern is required to disclose in this Proxy Statement any failure to file such reports by these dates during the last fiscal year. Based solely on its review of copies of such reports received by it and written representations that no other reports were required, First Northern believes that during fiscal 1997 its executive officers and directors complied with all such applicable filing requirements. There are no known 10% beneficial owners.

                                   AUDITORS

  The Board of Directors, acting on the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP as independent auditors to audit the books and accounts of First Northern for fiscal 1998. Ernst & Young LLP has audited the accounts of First Northern since 1978. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals must be received by the Secretary of First Northern, Ms. Marla J. Carr, no later than November 17, 1998 in order to be considered for inclusion in next year's annual meeting proxy material. Stockholders wishing to propose any floor nominations for director or floor proposals at the 1999 annual meeting must provide notice thereof containing certain specified information as required by the Bylaws to First Northern's Secretary so as to be received at least 70 days and not more than 100 days prior to the scheduled date of such annual meeting.

                                          By Order of the Board of Directors

                                          /s/ Marla J. Carr
                                          ----------------------------
                                          Marla J. Carr
                                          Vice President and Secretary

Green Bay, Wisconsin
March 17, 1998

  A COPY (WITHOUT EXHIBITS) OF FIRST NORTHERN'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 IS ATTACHED TO THIS PROXY STATEMENT. FIRST NORTHERN WILL PROVIDE AN ADDITIONAL COPY OF THE 10-K WITHOUT CHARGE TO ANY RECORD OR BENEFICIAL OWNER OF FIRST NORTHERN COMMON STOCK ON THE WRITTEN REQUEST OF SUCH PERSON DIRECTED TO: MARLA J. CARR, VICE PRESIDENT AND SECRETARY, FIRST NORTHERN CAPITAL CORP., 201 NORTH MONROE AVENUE, P.O. BOX 23100, GREEN BAY, WISCONSIN 54305-3100.

                         FIRST NORTHERN CAPITAL CORP.
         PROXY/VOTING INSTRUCTIONS FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 22, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas J. Lopina, Sr. and Richard C. Smits, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and to vote all shares of common stock which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of First Northern Capital Corp. ("First Northern") to be held at the Holiday Inn City Centre, 200 Main Street, Green Bay, Wisconsin, at 10:00 a.m., Central Time, on Wednesday, April 22, 1998, or at any adjournment thereof, as follows, hereby revoking any proxy previously given:

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE
                            VOTED "FOR" PROPOSAL 1.

                          (SEE REVERSE SIDE TO VOTE)

                         FIRST NORTHERN CAPITAL CORP.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS









                              (SEE REVERSE SIDE)
            . DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED .

--------------------------------------------------------------------------------
                FIRST NORTHERN CAPITAL CORP. 1998 ANNUAL MEETING

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
1. ELECTION OF DIRECTORS   1. Michael D. Meeuwsen   2. J. Gus Swoboda
   [_] FOR    All nominees listed above (except as specified below)
   [_] WITHHOLD Authority to vote for all nominees above.

                                                                                  ______________________________________________
(Instructions: To withhold authority to vote for any indicated nominee, write     |                                            |
the number(s) of the nominee(s) in the box provided to the right.) - - -          |                                            |
                                                                                  |____________________________________________|

     2.  In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the Annual Meeting or any adjournment thereof, all as described and set forth in the
Notice and Proxy Statement relating to the Annual Meeting, receipt of which are hereby acknowledged.

     If you hold shares of First Northern common stock in First Northern's Dividend Reinvestment Plan or First Northern Savings
Bank, S.A.'s 401(k) Savings Plan, this proxy constitutes voting instructions for any shares so held by the undersigned.

Address Change?                   Date_____________________             NO. OF SHARES
Mark Box                [_]                                     ________________________________________________________________
Indicate changes below:                                         |                                                               |
                                                                |                                                               |
                                                                |                                                               |
                                                                |                                                               |
                                                                |                                                               |
                                                                |_______________________________________________________________|

                                                                Signature(s) in Box

                                                                Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by
                                                                President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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